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		    GENTNER COMMUNICATIONS CORPORATION

		 COMPUTATION OF PER SHARE EARNINGS (LOSS)

					    YEARS ENDED JUNE 30,
				  ---------------------------------------
Primary:                              1995        1994           1993
				  -----------  ------------  ------------
  Earnings (loss):
  Net income (loss) . . . . . . . $ (116,063)  $(1,258,986)  $    22,746
   Assumed interest expense
    reduction on retirement
    of acquirable long-term
    liabilities  . . . . . . .  .       -           27,314          -

   Assumed interest income
    increase on purchase of
    investments . . . . . . . . .       -           65,251          -
				  -----------  ------------  ------------
      Adjusted net income (loss). $ (116,063)  $(1,166,421)  $    22,746
				  ===========  ============  ============
  Shares:
  Weighted average number of
    common shares outstanding . .  7,338,697     7,330,488     7,313,900
   Assumed exercise of weighted
    average number of options
    and warrants outstanding. . .       -        2,044,750          -
   Assumed repurchase of common
    shares. . . . . . . . . . . .       -         (732,814)         -
				   ----------   -----------  ------------
       Adjusted weighted average
	 number of common
	 shares outstanding . . .  7,338,697     8,642,424     7,313,900
				  ===========  ============  ============
  Primary Earnings (Loss)
    Per Share . . . . . . . . . . $    (0.02)   $    (0.13)  $      -
				  ===========   ===========  ============

Fully Diluted:
  Earnings (loss):
  Net income (loss) . . . . . . . $ (116,063)  $(1,258,986)  $    22,746
   Assumed interest expense
    reduction on retirement
    of acquirable long-term
    liabilities . . . . . . . . .       -           47,581        51,183
   Assumed interest income
    increase on purchase of
    investments . . . . . . . . .       -          102,283        63,974
				  -----------  ------------  ------------
       Adjusted net income (loss) $ (116,063)  $(1,109,122)  $   137,903
				  ===========  ============  ============
  Shares:
  Weighted average number of
    common shares outstanding . .  7,338,697     7,330,488     7,313,900
   Assumed exercise of weighted
    average number of options
    and warrants outstanding. . .       -        4,062,403     3,486,786
   Assumed repurchase of common
    shares. . . . . . . . . . . .       -       (1,466,652)   (1,462,780)
				  -----------  ------------  ------------
       Adjusted weighted average
	  number of common
	  shares outstanding. . .  7,338,697     9,926,239     9,337,906
				  ===========  ============   ===========

  Fully Diluted Earnings (Loss)
    Per share . . . . . . . . . . $   (0.02)  $     (0.11)    $     0.01
				  ==========  ============   ============